PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
JANUARY 31, 1997 TO                            relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 18, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
           (Exact name of registrant as specified in its charter)


Delaware                              0-23108                Not Applicable
--------                              -------                --------------
(State of                             (Commission            (IRS Employer
organization)                         File Number)           Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                               Not Applicable
               ----------------------------------------------
               (Former address, if changed since last report)

                                Page 1 of 90
                       Index to Exhibits is on page 6

Item 5.  Other Events

A)   Series 1993-1:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)   Series 1993-2:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)   Series 1993-3:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)   Series 1994-1:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)   Series 1994-2:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)   Series 1994-3:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)   Series 1994-A:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)   Series 1995-1:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)   Series 1995-2:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)   Series 1995-3:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)   Series 1996-1:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)   Series 1996-2:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)   Series 1996-3:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the January 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)   Series 1996-4:
On February 18, 1997 the Registrant made available the Monthly
Certificateholders Statement for the January 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.               Description
----------                -----------
20(a)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1993-1.

20(b)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1993-2.

20(c)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1993-3.

20(d)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1994-1.

20(e)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1994-2.

20(f)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1994-3.

20(g)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1994-A.

20(h)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1995-1.

20(i)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1995-2.

20(j)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1995-3.

20(k)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1996-1.

20(l)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1996-2.

20(m)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1996-3.

20(n)                     Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                          1996-4.

                                   SIGNATURES

                 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        DISCOVER CARD MASTER TRUST I
                                (Registrant)

                            By: GREENWOOD TRUST COMPANY
                                as originator of the Trust


                            By:      John J. Coane
                                ----------------------------------
                                John J. Coane
                                Vice President, Director of
                                Accounting and Treasurer


Date: February 18, 1997

                                 EXHIBIT INDEX

Exhibit No.                   Description
----------                    -----------
20(a)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1993-1.

20(b)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1993-2.

20(c)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1993-3.

20(d)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1994-1.

20(e)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1994-2.

20(f)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1994-3.

20(g)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1994-A.

20(h)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1995-1.

20(i)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1995-2.

20(j)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1995-3.

20(k)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1996-1.

20(l)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1996-2.

20(m)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1996-3.

20(n)                         Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1997, for Series
                              1996-4.